                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:

    / /  Preliminary Proxy Statement

    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials

    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                               CIMA LABS INC.
---------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         --------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------------

     (5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                                     [LOGO]

                                 CIMA LABS INC.
                             10000 Valley View Road
                          Eden Prairie, Minnesota 55344

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 2, 1999

                             ----------------------


TO THE STOCKHOLDERS OF CIMA LABS INC.:

       Notice Is Hereby Given that the Annual Meeting of Stockholders of CIMA LABS INC., a Delaware corporation (the "Company"), will be held on Wednesday, June 2, 1999 at 2:00 p.m., local time, at the offices of the Company at 10000 Valley View Road, Eden Prairie, Minnesota 55344, for the following purposes:

       1. To elect four directors to serve for the ensuing year and until their successors are elected.

       2. To approve the amendment and restatement of the Company's Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 250,000 shares to 2,650,000 shares.

       3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

       4. To transact such other business as may properly come before the meeting.

       The Board of Directors has fixed the close of business on April 15, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                             By Order of the Board of Directors

                                             /s/ Keith P. Salenger

                                             Keith P. Salenger
                                             SECRETARY

Eden Prairie, Minnesota
April 30, 1999

       ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                     [LOGO]

                                 CIMA LABS INC.
                             10000 Valley View Road
                          Eden Prairie, Minnesota 55344

                               -------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                              ---------------------

                                  JUNE 2, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

       The enclosed proxy is solicited on behalf of the Board of Directors of CIMA LABS INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 2, 1999, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 10000 Valley View Road, Eden Prairie, Minnesota 55344. The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 1999 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

       The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

       Only holders of record of Common Stock at the close of business on April 15, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business April 15, 1999, the Company had outstanding and entitled to vote 9,610,394 shares of Common Stock.

       Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

       Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 10000 Valley View Road, Eden Prairie, Minnesota 55344, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

       Proposals of stockholders that are intended to be presented at the Company's Year 2000 Annual Meeting of Stockholders must be received by the Company not later than January 1, 2000 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

       Under the Second Restated Bylaws of the Company (the "Bylaws"), stockholder proposals to be brought before any meeting of stockholders or nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice by the stockholder must be delivered or received at the Company's principle executive offices not less than 90 days before the first anniversary of the preceding year's annual meeting. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting. The notice must set forth certain information concerning such proposal or such shareholder and the nominees, as specified in the Company's Bylaws. The presiding officer of the meeting may refuse to acknowledge any proposal or nominations not made in compliance with the foregoing procedure.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

       There are four nominees for the four Board positions authorized by resolution of the Board in accordance with the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, each director having been elected by the stockholders.

       Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

The names of the nominees and certain information about them are set forth below:


NAME                                       AGE                           PRINCIPAL OCCUPATION
----                                       ---      ------------------------------------------------------------------
John M. Siebert, Ph.D.                     59       President and Chief Executive Officer of the Company
Terrence W. Glarner                        55       Chairman of the Board; President, West Concord Ventures, Inc.
Steven B. Ratoff                           56       Executive Vice President and Chief Financial Officer,
                                                        Brown-Forman Corporation
Joseph R. Robinson, Ph.D.                  60       Professor of Pharmacy, University of Wisconsin at Madison

         JOHN M. SIEBERT, PH.D., has been the President and Chief Executive Officer of the Company since September 1995 and a director of the Company since May 1992. From 1992 to 1995, Dr. Siebert was Vice President, Technical Affairs at Dey Laboratories, Inc., a pharmaceutical company. From 1988 to 1992, Dr. Siebert worked at Miles, Inc. Dr Siebert has also been employed by E.R. Squibb & Sons, Inc., G.D. Searle & Co. and The Procter & Gamble Company.

         TERRENCE W. GLARNER has been a director of the Company since July 1990 and has served as the Chairman of the Board since April 1995. Mr. Glarner has been President of West Concord Ventures, Inc. since February 1993. He also consults with Norwest Venture Capital. Mr. Glarner was President of North Star Ventures, Inc. from 1988 to February 1993 and held various other positions there since 1976. Mr. Glarner is a Chartered Financial Analyst. He serves as a director of Aetrium Incorporated, Datakey, Inc., FSI International, Inc., and Premis Corporation as well as of several privately-held corporations.

       STEVEN B. RATOFF has been a director of the Company since March 1995. Mr. Ratoff has been Executive Vice President and Chief Financial Officer of Brown-Forman Corporation since December 1994. From February 1992 to November 1994, Mr. Ratoff was a private investor in a number of small privately-held companies. Mr. Ratoff was Senior Vice President and Chief Financial Officer of the Pharmaceutical Group of Bristol-Myers Squibb from January 1990 to January 1992. Mr. Ratoff serves as a director of Inkine Pharmaceutical Company.

         JOSEPH R. ROBINSON, PH.D. has been a director of the Company since January 1993. Dr. Robinson is Professor of Pharmacy, University of Wisconsin at Madison. Dr. Robinson is the past President of the Controlled Release Society and of the American Association of Pharmaceutical Scientists. Dr. Robinson serves as a director of Emisphere Technologies, Inc. He serves on the scientific advisory boards of several companies.

BOARD COMMITTEES AND MEETINGS

       During the fiscal year ended December 31, 1998, the Board of Directors held ten meetings. The Board has an Audit Committee and a Compensation Committee. The Board does not have a standing nominating committee.

       The Audit Committee reviews the results and scope of the annual audit and other services provided by the Company's independent auditors. It also reviews the Company's accounting principles and its system of internal controls, and reports the results of these reviews to management and the Board. The Audit Committee meets with the Company's independent auditors at least once annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of two non-employee directors: Messrs. Glarner and Ratoff. David B. Musket and Jerry
A. Weisbach, Ph.D., former directors of the Company, served on the Audit Committee with Mr. Ratoff until April 1998. The Audit Committee met once during the fiscal year ended December 31, 1998.

       The Compensation Committee (i) determines the amount of compensation for the Chief Executive Officer and President of the Company, (ii) reviews recommendations of the Chief Executive Officer concerning compensation for the other executive officers and incentive compensation, including stock options, for the other employees of the Company, subject to ratification by the Board, and (iii) otherwise administers the Company's performance compensation and stock option plans. The Compensation Committee is currently composed of two non-employee directors: Messrs. Glarner and Ratoff. Dr. Weisbach, a former director of the Company, served on the Compensation Committee with Mr. Glarner until April 1998. The Compensation Committee met once during the fiscal year ended December 31, 1998.

       During the fiscal year ended December 31, 1998, each incumbent Board member attended at least 75% or more of the aggregate of the meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

                    APPROVAL OF AMENDMENT AND RESTATEMENT OF
                              EQUITY INCENTIVE PLAN

       In 1987, the Board of Directors adopted, and the stockholders subsequently approved, the CIMA LABS INC. Stock Option and Stock Award Plan, later retitled the Equity Incentive Plan (the "Plan"). As a result of a series of subsequent amendments, as of December 31, 1998 there were 2,400,000 shares of the Company's Common Stock authorized for issuance under the Plan.

       As of March 1, 1999, options (net of canceled or expired awards) covering an aggregate of 2,200,705 shares of the Company's Common Stock had been granted under the Plan, and only 199,295 shares (plus any shares that might in the future be returned to the Plan as a result of cancellations or expiration of awards) remained available for future grant under the Plan. During 1998, the Company under the Plan granted to all current executive officers as a group options to purchase 470,000 shares at an exercise price of $4.375 per share, and to all employees (excluding current executive officers) as a group options to purchase 10,000 shares at exercise price ranging from $2.625 to $4.00 per share. For further information regarding stock option grants, see "Stock Option Grants and Exercises."

       On March 8, 1999, the Board approved the amendment and restatement of the Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Plan from a total of 2,400,000 shares to 2,650,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock awards to employees at levels determined appropriate by the Board and the Compensation Committee.

       Stockholders are requested in this Proposal 2 to approve the Plan, as amended and restated. If the stockholders fail to approve this Proposal 2, the Company may experience difficulty in attracting and retaining employees and consultants and in motivating them to exert their best efforts for the success of the Company. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment and restatement of the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

       The essential features of the Plan, as amended and restated, are outlined below.

GENERAL

       The Plan provides for the grant or issuance of incentive stock options to employees and nonstatutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights to consultants, employees, officers and employee directors. To date, only incentive stock options and nonstatutory stock options have been awarded under the Plan. Incentive stock options granted under the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the Plan.

PURPOSE

       The Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to receive stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 80 employees and consultants are eligible to participate in the Plan.

ADMINISTRATION

       The Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Plan and, subject to the provisions of the Plan, to determine the persons to whom and the dates on which awards will be granted, what type of award will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Board of Directors is authorized to delegate administration of the Plan to a committee composed of not fewer than two members of the Board. If administration is delegated to a committee, the committee will have the powers to administer the Plan which were originally possessed by the Board, subject to such limitations as the Board provides.

       In order to maximize the Company's ability to recognize a business expense deduction under Section 162(m) of the Code in connection with compensation recognized by "covered employees" (defined in Section 162(m) as the chief executive officer and other four most highly compensated officers), the regulations under Section 162(m) require that the directors must be "outside directors" who serve as members of the committee responsible for administering the Plan with respect to these covered employees. The Plan was amended to provide that, in the Board's discretion, directors serving on the Committee will be "outside directors" within the meaning of Section 162(m). As amended, the Plan maximizes the Board's ability to delegate among various committees the responsibility for administering the Plan with respect to different groups of employees without overburdening any single committee.

ELIGIBILITY

       Incentive stock options may be granted under the Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers) and consultants are eligible to receive awards other than incentive stock options under the Plan. Directors who are not salaried employees of or consultants to the Company or to any affiliate of the Company are not eligible to participate in the Plan. Directors who administer the Plan may not receive options under the Plan during the period of their service as administrators or during the one-year period prior to their service as administrators of the Plan.

       No incentive stock option may be granted under the Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price of the incentive stock option is at least 110% of the fair market value of the stock subject to the incentive stock option on the date of grant, and the term of the incentive stock option does not exceed five years from the date of grant. For incentive stock options granted under the Plan the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

       No person is eligible to be granted options or stock appreciation rights covering more than 500,000 shares of the Company's Common Stock in any period of three calendar years.

STOCK SUBJECT TO THE PLAN

       If awards granted under the Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such awards again becomes available for issuance under the Plan.

TERMS OF OPTIONS

       The following is a description of the permissible terms of options under the Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

       EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Plan is determined by the Board. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." On March 31, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $3.063 per share.

       The exercise price of options granted under the Plan must be paid either:
(a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

       OPTION EXERCISE. Options granted under the Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Plan typically vest at the rate of 25% per year during the optionee's employment or services as a consultant. Shares covered by options granted in the future under the Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

       TERM. The maximum term of stock options under the Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

       PURCHASE PRICE; PAYMENT. The purchase price under each stock purchase agreement will be determined by the Board. The purchase price of stock pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration of past services actually rendered to the Company or for its benefit.

       REPURCHASE. Shares of the Common Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to the Company or an affiliate of the Company, the Company may repurchase or otherwise reacquire any or all of the shares of the Common Stock held by that person that have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

STOCK APPRECIATION RIGHTS

       The Board may grant stock appreciation rights to employees or directors of, or consultants to, the Company or its affiliates. The Plan authorizes three types of stock appreciation rights.

       TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights are tied to an underlying option and require the holder to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

       CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The holder receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

       INDEPENDENT STOCK APPRECIATION RIGHTS. Independent stock appreciation rights are granted independently of any option and entitle the holder to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the holder is vested under the independent stock appreciation right less than fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of the Common Stock or a combination thereof.

ADJUSTMENT PROVISIONS

       If there is any change in the stock subject to the Plan or subject to any award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and awards outstanding thereunder will be appropriately adjusted as to the type of security and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a period of three calendar years, and the type of security, number of shares and price per share of stock subject to such outstanding awards.

EFFECT OF CERTAIN CORPORATE EVENTS

       The Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume awards outstanding under the Plan or substitute similar awards for those outstanding under such plan, or such outstanding awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue awards outstanding under the Plan, or to substitute similar awards, then the time during which such awards may be exercised will be accelerated and the awards terminated if not exercised during such time. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

       The Board may suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Plan will terminate on May 31, 2004.

       The Board may also amend the Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of awards; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

       Under the Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. An independent stock appreciation right may not be transferred except by will or by the laws of descent and distribution. In any case, the optionee or holder of an independent stock appreciation right may designate in writing a third party who may exercise the option in the event of the optionee's death. No rights under a stock bonus or restricted stock purchase agreement are transferable except where required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement. A tandem stock appreciation right or concurrent stock appreciation right may be transferred only by the method(s) applicable to the underlying option. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

       INCENTIVE STOCK OPTIONS. Incentive stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

       There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

       Depending on how long an optionee holds stock acquired through exercise of an incentive stock option from the date on which the option is granted and from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

       To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the Plan generally have the following federal income tax consequences:

       There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price.
Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

       RESTRICTED STOCK AND STOCK BONUSES. Restricted stock and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

       Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture under Section 16(b) of the Exchange Act.

       STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

       POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

       Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Restricted stock and stock bonuses qualify as performance-based compensation under these Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

       The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1986. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

       Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

       The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 15, 1999 by: (i) each director; (ii) each of the executive officers of the Company employed by the Company in that capacity on such date; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                                         BENEFICIAL OWNERSHIP(1)
                                                                                        -------------------------
                                                                                        NUMBER OF      PERCENT OF
BENEFICIAL OWNER                                                                          SHARES         TOTAL
----------------                                                                        ---------      ----------
President and Fellows of Harvard College                                                1,437,900         15.0
   c/o Harvard Management Company, Inc.
   600 Atlantic Avenue, Boston, Massachusetts 02210

Dresdner RCM Global Investor, LLC (2)                                                     921,951          9.6
   4 Embarcadero Center, Suite 2900
   San Francisco, California 94111

Biotechnology Value Fund, L.P.                                                            678,600          7.1
   and BVF Partners L. P. (3)
   333 West Wacher Drive, Suite 1600
   Chicago, Illinois  60606

Capital Research and Management Company                                                   617,200          6.4
   and SMALLCAP World Fund, Inc.
   333 South Hope Street
   Los Angeles, California 90071

John M. Siebert, Ph.D. (4)                                                                280,833          2.9
John Hontz, Ph.D. (5)                                                                      33,500           *
Jack A. Khattar (6)                                                                        83,500           *
Keith P. Salenger (7)                                                                      38,600           *
Terrence W. Glarner (8)                                                                   110,440          1.1
Steven B. Ratoff (9)                                                                       98,494          1.0
Joseph R. Robinson, Ph.D. (10)                                                             77,188           *

All executive officers and directors as a group (7 persons) (11)                          722,555          7.1

-----------------------
*  Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 9,610,394 shares outstanding on March 15, 1999, adjusted as required by rules promulgated by the SEC.

(2) Dresdner RCM Global Investor LLC is a wholly owned subsidiary of Dresdner RCM Global Investors US Holdings LLC, which is a wholly owned subsidiary of Dresdner Bank AG.

(3) Biotechnology Value Fund, L.P. and BVF Partners L.P. have shared voting and investment power with respect to the shares indicated in the table with BVF Inc., which is an advisor to, and general partner of, BVF Partners L.P.

(4) Includes 240,833 shares which may be acquired within 60 days of March 15, 1999, pursuant to outstanding options.

(5) Includes 27,000 shares which may be acquired within 60 days of March 15, 1999 pursuant to outstanding options.

(6) Includes 71,500 shares which may be acquired within 60 days of March 15, 1999 pursuant to outstanding options and 12,000 shares Mr. Khattar owns jointly with his wife.

(7) Includes 31,500 shares which may be acquired within 60 days of March 15, 1999 pursuant to outstanding options and 100 shares owned by Mr. Salenger's minor child.

(8) Includes 80,000 shares which may be acquired within 60 days of March 15, 1999 pursuant to outstanding options.

(9) Includes 55,994 shares which may be acquired within 60 days of March 15, 1999 pursuant to outstanding options.

(10) Consists of shares which may be acquired within 60 days of March 15, 1999 pursuant to outstanding options.

(11) Includes an aggregate of 584,015 shares which may be acquired within 60 days of March 15, 1999 pursuant to outstanding options. See footnotes 4 through 10.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Khattar failed to timely file one report with respect to the purchase of 3,000 shares of Common Stock. Mr. Khattar filed such report shortly after being notified of this failure to timely file.

                        EXECUTIVE OFFICERS OF THE COMPANY

       Information with respect to the executive officers of the Company as of April 1, 1999 is set forth below:

         NAME                                      AGE                          POSITION
         ----                                      ---   --------------------------------------------------------
         John M. Siebert, Ph.D.                    59    President, Chief Executive Officer and Director
         John Hontz Ph.D.                          42    Vice President, Research and Development/Operations
         Keith P. Salenger                         48    Vice President, Finance and Chief Financial Officer
         Jack A. Khattar                           37    Vice President, Business Development

       JOHN M. SIEBERT, PH.D., has been the President and Chief Executive Officer of the Company since September 1995 and a director of the Company since May 1992. From 1992 to 1995, Dr. Siebert was Vice President, Technical Affairs at Dey Laboratories, Inc., a pharmaceutical company. From 1988 to 1992, Dr. Siebert worked at Miles, Inc. Dr. Siebert has also been employed by E.R. Squibb & Sons, Inc., G.D. Searle & Co. and The Procter & Gamble Company.

         JOHN HONTZ, PH.D. has served as Vice President of Research and Development since January 1997. From August 1995 to January 1997, Dr. Hontz was Senior Group Leader of Product Development at Glaxo-Wellcome. From March 1987 to August 1995, he was Section Head of Product Development for Burroughs-Wellcome, which was subsequently acquired by Glaxo in 1995. Dr. Hontz received his B.S. in Pharmacy from the Philadelphia College of Pharmacy and Science, his M.B.A. from Duke University and his Masters and Ph.D. in Pharmaceuticals from the University of Maryland.

       KEITH P. SALENGER has served as Vice President, Finance and Chief Financial Officer since September 1996. From 1994 to 1996, Mr. Salenger was Vice President Finance, North American Ethicals, at Rhone Poulenc Rorer, Inc. ("RPR"). From 1988 to 1992, Mr. Salenger held other positions with RPR, including Finance Director and Chief Financial Officer for the United Kingdom and Ireland Subsidiary of RPR, and Vice President for the Research and Development Division of RPR. Prior to joining RPR, he was Manager, Internal Audit at Bristol-Myers Squibb and a Senior Accountant/CPA at Main Hurdman. Mr. Salenger received his B.S. in Accounting from Pennsylvania State University and is a Certified Public Accountant.

       JACK A. KHATTAR was designated an executive officer of the Company in April 1998 and has served as Vice President, Business Development since January 1995. From 1991 through 1994, Mr. Khattar was with Merck & Co., a pharmaceutical company, where he last served as Director of Marketing. Mr. Khattar received his M.B.A. in 1985 from the Wharton School of the University of Pennsylvania.

                                              EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

       Each non-employee director of the Company is entitled to receive an annual fee of $5,000, payable quarterly, a per meeting fee of $2,500 for each meeting (including telephonic meetings) of the Board attended by such non-employee director and a per meeting fee of $1,250 for each meeting of (i) a committee of the Board not held in connection with a regular Board meeting or
(ii) operating committee of the Company, in each case attended by such non-employee director; PROVIDED, HOWEVER, that the aggregate amount of fees paid shall not exceed $20,000 (excluding expense reimbursement) per director per year. The members of the Board of Directors are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at Board meetings in accordance with Company policy. In the fiscal year ended December 31, 1998, the total cash compensation paid to non-employee directors was $9,987. Mr. Glarner voluntarily chose to forgo the payment of any fees.

       Pursuant to the Non-Employee Directors' Fee Option Grant Program (the "Directors' Program"), non-employee directors may defer receipt of cash compensation attributable solely to services as a Board member and receive future payment of those fees in the form of stock options to acquire Common Stock of the Company. Under the Directors' Program, the maximum number of shares of Common Stock that may be issued pursuant to options is 60,000, which may be unissued shares or reacquired shares, bought in the open market or otherwise. Shares subject to options which expire or otherwise terminate without having been exercised in full shall again become available for issuance.

       Non-employee directors who deferred director's fees and timely filed a deferral election were automatically granted an option to purchase common stock of the Company on the date of the Annual Meeting. In addition, each non-employee director who has a deferral election in effect as of any annual meeting of the Company will automatically be granted an option to purchase common stock of the Company on the date of such annual meeting.

       The number of shares of Common Stock subject to each option granted under the Directors' Program is equal to A/(B x 66 2/3%), where A is the maximum amount of the director's fees subject to the non-employee director's deferral election and applied to the grant of such option under the Directors' Program; and B is the fair market value per share of Common Stock on the last day of the month prior to the option grant date. The exercise price of options granted under the Director's Program is 33 1/3% of the fair market value of the Common Stock subject to such option on the last day of the month prior to the date such option is granted. Options shall become exercisable in installments based on when director's fees would become payable in cash. The term of options granted under the Directors' Program is the earlier of ten years from the grant date or three years following termination of service as a director.

       During the year ended December 31, 1998, the Company granted options under the Directors' Program covering 15,360 shares to the non-employee directors as a group at an exercise price per share of $1.30. The fair market value of such Common Stock on the date of grant was $2.625 per share (based on the closing sales price reported on the Nasdaq National Market System for the date specified in the Directors' Program). As of March 15, 1999, no options had been exercised under the Directors' Program.

       Each non-employee director of the Company also receives stock option grants under the 1994 Directors' Stock Option Plan (the "Directors' Plan"). Only directors of the Company who are not employees of the Company or a subsidiary of the Company are eligible to receive grants of options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

       Option grants under the Directors' Plan are non-discretionary. On the first business day immediately following the annual meeting of each year, each non-employee director of the Company is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 7,500 shares of Common Stock of the Company. In addition, each new non-employee director will receive an option to purchase 20,000 shares of Common Stock on the first business day following the date such new director is elected to the Board of Directors. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant.

       Options granted pursuant to the initial grant to purchase of 20,000 shares of Common Stock under the Director's Plan become exercisable as to 50% of the option shares on the 12-month anniversary of the date of grant and the remainder become exercisable on the 24-month anniversary of the date of grant. Options granted on the business day following the annual meeting become fully exercisable six months subsequent to the date of grant. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure, appropriate adjustments to the Directors' Plan and the outstanding options will be made so as not to increase or decrease the option rights outstanding.

       During the year ended December 31, 1998, the Company granted options under the Directors' Plan covering 7,500 shares to each non-employee director of the Company at an exercise price per share of $4.094. The fair market value of such Common Stock on the date of grant was $4.094 per share (based on the closing sales price reported on the Nasdaq National Market System for the date of specified in the Directors' Plan). As of March 15, 1999, no options had been exercised under the Directors' Plan.

                          COMPENSATION OF EXECUTIVE OFFICERS
                             SUMMARY OF COMPENSATION

       The following table shows for the fiscal years ended December 31, 1998, 1997 and 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and each of its other executive officers who were serving as such at the end of the most recent fiscal year and whose Annual Compensation for the most recent fiscal year exceeded $100,000 (the "Named Executive Officers"):

                            SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                  ANNUAL COMPENSATION          COMPENSATION
                                                  -------------------          ------------
                                                                                   STOCK             ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR        SALARY        BONUS(1)          OPTIONS(2)       COMPENSATION(3)
---------------------------         ----        ------       ---------         ------------      ---------------
John M. Siebert                     1998       $246,818      $ 55,000              80,000            $ 8,483  (4)
      President and                 1997        236,509        75,020             100,000              8,465  (4)
      Chief Executive Officer       1996        223,957       110,000                  --              9,216  (4)

John Hontz, Ph.D (5)                1998       $150,105      $ 54,250             125,000            $ 5,792  (6)
      Vice President, Research      1997        143,093        21,600              72,000             30,526  (7)
      and Development/Operations    1996             --        36,250 (5)              --                 --


Jack A. Khattar                     1998       $169,760      $ 20,750             150,000            $ 2,898  (8)
      Vice President, Business      1997        148,564        22,800              38,000              5,566  (9)
      Development                   1996        141,754        34,438               4,000              5,256 (10)


Keith P. Salenger (11)              1998       $150,775      $ 20,250             115,000            $34,615 (12)
      Vice President, Finance and   1997        142,488        21,600              36,000             23,761 (13)
      Chief Financial Officer       1996         43,077        28,000 (14)          5,000             22,657 (15)

------------------------------------

(1) Except as otherwise noted, the bonus amounts are comprised of bonuses paid at the discretion of the Compensation Committee pursuant to the Company's executive bonus plan.

(2) Although the Company's Equity Incentive Plan permits awards of stock options, restricted stock, stock appreciation rights, performance awards and other long-term incentive awards, no awards other than stock options have been made to date to any of the Named Executive Officers.

(3) Except as otherwise noted, includes Company matching contributions under the Company's 401(k) retirement plan.

(4)    Includes $7,800 of car allowance paid by the Company.

(5) Dr. Hontz commenced employment with the Company in January 1997. The compensation reported in 1996 represents a signing bonus.

(6)    Includes $4,442 of relocation expenses.

(7)    Includes $29,851 of relocation expenses.

(8)    Includes $1,200 of life insurance premiums paid by the Company.

(9) Includes $2,806 of relocation expenses and $1,200 of life insurance premiums paid by the Company.

(10) Includes $3,120 of relocation expenses and $1,200 of life insurance premiums paid by the Company.

(11)   Mr. Salenger commenced employment with the Company in September 1996.

(12)   Includes $33,119 of relocation expenses.

(13)   Includes $22,306 of relocation expenses.

(14)   Consists of signing bonus and performance bonus.

(15)   Consists of $22,657 of relocation expenses.

                        STOCK OPTION GRANTS AND EXERCISES

       The Company grants options to its executive officers under its Equity Incentive Plan. As of March 1, 1999, options to purchase a total of 1,480,465 shares were outstanding under the Plan and options to purchase 199,295 shares remained available for grant thereunder (before giving effect to the proposal to amend the Plan to increase the number of shares authorized for issuance thereunder from 2,400,000 shares to 2,650,000).

       The following tables show for the year ended December 31, 1998, certain information regarding options granted to, exercised by, and held at December 31, 1998 by, the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                           % OF TOTAL                                           ANNUAL RATES OF STOCK
                                            OPTIONS                                             PRICE APPRECIATION FOR
                         NUMBER OF         GRANTED TO         EXERCISE                             OPTION TERM (4)
                          OPTIONS         EMPLOYEES IN        PRICE PER      EXPIRATION       -------------------------
   NAME                 GRANTED (1)       FISCAL YEAR (2)     SHARE (3)         DATE              5%              10%
------------------     --------------    ---------------     ------------    ------------     ----------      ---------
John M. Siebert             80,000            16.7              $4.375         4/24/08         $ 96,699        $220,113
John Hontz                 125,000            26.0               4.375         4/24/08          151,091         343,927
Jack A. Khattar            150,000            31.3               4.375         4/24/08          181,310         412,712
Keith P. Salenger          115,000            24.0               4.375         4/24/08          139,004         316,413

-------------

(1) The options vest, if at all, at the rate of 25% of the option grants upon the occurrence of each of four certain milestones identified in the option agreements related to the grants. Each of the milestones must be accomplished by no later than March 31, 2003. The option will fully vest upon change of control as defined in the option agreements, unless the acquiring company substitutes similar options.

(2) Based on options to purchase an aggregate of 480,000 shares of the Company's Common Stock granted in 1998.

(3)    All options were granted at the fair market value at the date of grant.

(4) Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in the Company's Common stock over the ten-year term of the option, in each case without any discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price.
       The amounts in this table may not necessarily be achieved.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                            FISCAL YEAR-END OPTION VALUES

                                  NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                       UNEXERCISED OPTIONS AT              IN-THE-MARKET OPTIONS AT
                                         DECEMBER 31, 1998                   DECEMBER 31, 1998(1)
                                 ---------------------------------     ---------------------------------
       NAME                      EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
       ---------------------     -------------     ---------------     -------------    ----------------
       John M. Siebert              240,833            146,667         $       --       $        --
       John Hontz                    27,000            170,000                 --                --
       Jack A. Khattar               71,500            185,000                 --                --
       Keith P. Salenger             31,500            164,500                 --                --

       --------------
        (1) Based on the fair market value of the Company's Common Stock at December 31, 1998 of $2.625 per share minus the exercise price of the options.

                              EMPLOYMENT AGREEMENTS

       Dr. Siebert has entered into an employment agreement (the "Agreement") with the Company whereby the Company agrees to employ Dr. Siebert as President and Chief Executive Officer of the Company until January 1, 2001. Under the terms of the Agreement, Dr. Siebert's annual base salary was set at $255,000 as of January 1, 1998. Dr. Siebert receives annual salary increases of 5% per year on January 1st for each year of the Agreement. In addition, the Agreement provides that Dr. Siebert will be paid a cash incentive bonus of up to 50% of his salary upon the Company's achievement of certain objectives. In the case of a change of control of the Company, Dr. Siebert will receive twelve months of compensation or the remainder of his compensation under the Agreement, whichever is longer (less amounts received in a subsequent job during such period), and a minimum cash bonus of $100,000 per year for each year remaining under the Agreement for which he has not already received a bonus. Pursuant to the Agreement, the Company pays Dr. Siebert a car allowance of $650 per month. The Agreement contains standard provisions regarding the protection of confidential information, a one-year covenant not to compete and a covenant not to recruit.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                    DIRECTORS ON EXECUTIVE COMPENSATION*

       The Compensation Committee of the Board of Directors (the "Committee") is currently composed of two non-employee directors: Messrs. Glarner and Ratoff. Dr. Weisbach, a former director of the Company, served on the Compensation Committee until April 1998.

       The Committee is responsible for setting and administering the compensation policies, annual executive officer compensation, making recommendations on potential bonus and stock option plans, granting bonuses and recommending to the Board of Directors grants of stock options to executive officers.

-------------------
* This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

COMPENSATION PHILOSOPHY

         The goals of the Company's compensation program are to align compensation with business objectives and performance and to ensure the compensation program is sufficient to attract, motivate and retain executives of outstanding ability, potential and drive commensurate with the size and innovative development requirements of the Company. Key elements of this philosophy are:

         - The Company pays competitively with comparable small companies with which the Company competes for talent. To ensure that pay is competitive, the Company compares its pay practices with these companies and sets it pay parameters based in part on this review.

         - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

         - The Company provides significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to the Company's business challenges.

       The Committee endeavors to balance Company needs and values with the employees' needs and believes that it is important that the Committee maintain this relationship.

BASE SALARY

       The base salaries of the executive officers are determined initially on the basis of one or more salary surveys conducted by third parties as well as surveys of pharmaceutical companies both nationally and more specifically in the midwest obtained from public information such as filings with the Securities and Exchange Commission and surveys conducted by technical analysts at financial institutions. Based upon such surveys, the executive officers' salaries are set within the ranges of the surveys targeted at the median. The exact level of base salary is determined after the Committee considers the experience and capability of the executive officer, the level of responsibility, and the needs of the Company.

PERFORMANCE COMPENSATION

       Corporate and individual goals are used to establish the basis for annual performance compensation awards. During the first quarter of each year, the President and Chief Executive Officer establishes corporate and individual objectives and assigns relative weights to each of such goals. At the end of the year, results are compared to such objectives which are then used to develop final bonus and stock option recommendations to the Committee for the executive officers. Recommended awards are reviewed by the Committee generally in the last quarter of the plan year based on these corporate and individual performance objectives, and must be approved by the Committee prior to being granted or, in the case of stock options, recommended to the Board of Directors by the Committee and subsequently approved by the Board of Directors.

STOCK OPTIONS

       The President and Chief Executive Officer makes recommendations to the Committee regarding grants of stock options to the executive officers based on performance against individual and corporate objectives as well as surveys conducted by technical analysts at financial institutions based on public knowledge of other small development companies. The Committee reviews these recommendations and performance against corporate objectives, as well as such surveys, and recommends to the Board of Directors grants of stock options to the executive officers. Such recommendation of grants may vary from the recommendation of the President and Chief Executive Officer as the Committee determines based on their knowledge and experience as well as other factors they deem relevant. The Committee views grants of stock options as incentives for performance and, as a result, current holdings are considered in recommending grants of additional stock options.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

       Dr. Siebert's salary, potential bonus and stock option grants are set forth in an employment agreement between the Company and Dr. Siebert, which was negotiated on behalf of the Board of Directors by Mr. Glarner at the direction of the Committee with due regard to Dr. Siebert's knowledge, experience, competitive salary information and market conditions at the time. The Employment Agreement is in the second year of its three-year term. Pursuant to the Employment Agreement, Dr. Siebert's salary and bonus for 1998 were $246,818 and $55,000, respectively. Bonuses and stock option grants in future years will be at the discretion of the Committee; provided that Dr. Siebert meets certain minimums established by the Committee in the case of bonuses.

       From the members of the Compensation Committee of CIMA LABS INC.

                               Terrence W. Glarner
                               Steven B. Ratoff

PERFORMANCE MEASUREMENT COMPARISON*

       The comparative stock performance graph below represents the total stockholder return of an investment of $100 in cash on July 29, 1994 (the first trading date after the Company's Common Stock became registered under Section 12 of the Exchange Act) for (i) the Company's Common Stock; (ii) the Russell 2000 Index (the "Russell 2000"); (iii) the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market--U.S."); and (iv) the Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceuticals Index"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year. The Company has determined to change the broad equity market comparative index from the Nasdaq Stock Market--U.S. to the Russell 2000 because the Company believes that the predominance of technology stocks on the Nasdaq Stock Market--U.S. makes it a poor reference for comparison to the performance of the Company's Common Stock.

                COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN**
         AMONG CIMA LABS INC., THE RUSSELL 2000 INDEX, THE NASDAQ STOCK
             MARKET-U.S. INDEX AND THE NASDAQ PHARMACEUTICALS INDEX


[GRAPHICAL REPRESENTATION OF COMPARATIVE DATA]






                                                                  CUMULATIVE TOTAL RETURN
                                              ----------------------------------------------------------------
                                              7/94      12/94       12/95       12/96      12/97      12/98
                                              ------    -------    --------     ------     ------    ---------
CIMA  LABS  INC  . . . . . . . . . . . .       100       114          67          68         47         29
Russell  2000  . . . . . . . . . . . . .       100       105         135         157        192        191
Nasdaq Stock Market--U.S . . . . . . . .       100       105         148         182        224        315
Nasdaq  Pharmaceuticals  . . . . . . . .       100       103         198         189        295        250

-----------------------
* This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

** $100 invested on July 29, 1994 in the Company's Common Stock or applicable index, including reinvestment of dividends. Fiscal years ending December 31.

                              CERTAIN TRANSACTIONS

       Pursuant to a certain Letter Agreement, dated January 28, 1998, between the Company and Dr. Robinson, the Company paid the University of Wisconsin Extension Services in Pharmacy $12,500 in March 1998 as compensation for the performance of certain research work by Dr. Robinson, a director of the Company. The Company has also agreed to pay Dr. Robinson a royalty based on the sale of products developed from patents resulting from Dr. Robinson's research.

       The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director for such liabilities permitted under Delaware Law, to the full extent permitted under Delaware law, subject to certain limitations.

                                  OTHER MATTERS

       The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                           By Order of the Board of Directors

                                           /s/ Keith P. Salenger

                                           Keith P. Salenger
                                           SECRETARY




April 30, 1999

                                    [LOGO]
                                CIMA LABS INC.

                                ANNUAL MEETING
                            WEDNESDAY, JUNE 2, 1999
                        2:00 P.M. CENTRAL DAYLIGHT TIME

                                 CIMA LABS INC.
                             10000 VALLEY VIEW ROAD
                             EDEN PRAIRIE, MINNESOTA


CIMA LABS INC.
10000 VALLEY VIEW ROAD, EDEN PRAIRIE, MINNESOTA                            PROXY
--------------------------------------------------------------------------------

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

By signing this proxy, you revoke all prior proxies and appoint John M. Siebert, Ph.D. and Keith P. Salenger, or either one of them, as Proxies, each with the power to appoint his substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of CIMA LABS INC. (the "Company") held of record by the undersigned on April 15, 1999, at the Annual Meeting of Stockholders of the Company to be held on June 2, 1999 or at any adjournment thereof.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, AND 3.






                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                   [LOGO]




                   ARROW     PLEASE DETACH HERE     ARROW


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.


1. Election of directors: 01 John M. Siebert, Ph.D. 03 Steven B. Ratoff
                          02 Terrence W. Glarner    04 Joseph R. Robinson, Ph.D.

Vote FOR all nominees   /  /
(except as marked to the contrary below)

Vote WITHHELD for all nominees      /  /

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)


--------------------------------------------------------------------------------


2. Approval of the amendment and restatement of the Company's Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 250,000 shares to 2,650,000 shares.

             For     /  /     Against     /  /      Abstain     /  /

3. Ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending Ddecember 31, 1999.

             For     /  /     Against     /  /      Abstain     /  /

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box   /  /

Indicate changes below:




     Date
          ------------------------------------------------


    -----------------------------------------------------------
   /                                                          /
  /                                                          /
  -----------------------------------------------------------
  Signature(s) in Box

Please sign exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide the full name of corporation and title of authorized officer signing the Proxy.